UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 314-9761

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, Joseph Jaeger, President, Americas of First Advantage Corporation (“First Advantage”), notified First Advantage of his intention to retire from such position, effective November 1, 2024 (the “Retirement Date”).

On September 3, 2024, First Advantage entered into a retirement agreement and general release of all claims with Mr. Jaeger (the “Retirement Agreement”), pursuant to which Mr. Jaeger’s existing compensation arrangements were modified as follows:

•
Commencing with the Retirement Date, for six (6) months following the Retirement Date, First Advantage will pay Mr. Jaeger his base salary at the rate in effect immediately prior to the Retirement Date, in accordance with First Advantage’s standard payroll practices;
•
First Advantage will pay any Management Incentive Compensation Plan annual bonus for the full 2024 calendar year at an amount that Mr. Jaeger would have received if he remained employed with the First Advantage through the payment date;
•
First Advantage will: (i) permit vesting of Mr. Jaeger’s outstanding and unvested equity awards through January 31, 2026, which awards consist of (a) 265,942 unvested restricted stock awards, (b) 263,249 unvested stock options and (c) 29,918 unvested restricted stock units; and (ii) extend the exercise period of his stock options from 30 days after termination to a period of 180 days after the Retirement Date (or, with respect to stock options that vest between the Retirement Date and a later vesting date, 180 days after such vesting date); and
•
As the sole consideration for Mr. Jaeger providing consulting services with respect to a strategic customer account and as otherwise may be reasonably requested by First Advantage’s chief executive officer from time to time through the go-live date for such strategic customer account (the date when First Advantage commences billing the strategic customer account for the project transactions), Mr. Jaeger will receive a $50,000 commission bonus, subject to all applicable withholding taxes, and payable on the go-live date, provided, that such go-live date occurs by December 31, 2025.

Additionally, in consideration for the foregoing benefits, Mr. Jaeger agreed to not work for a competitor from the Retirement Date through January 31, 2026, the last date of the extended vesting period and to generally release First Advantage from claims through the execution date of the Retirement Agreement and to re-execute a release as of the Retirement Date.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified by reference to the full text of the agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retirement Agreement, dated as of September 3, 2024, between Joseph Jaeger and First Advantage Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	September 3, 2024	By:	/s/ David L. Gamsey
Name: David L. Gamsey Title: Executive Vice President & Chief Financial Officer